UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2014 (January 23, 2014)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On January 23, 2014, the Board of Directors (the “Board”) of Arkansas Best Corporation (the “Company”) adopted the Second Amendment (the “Amendment”) to the Company’s Third Amended and Restated Bylaws, effective as of such date. The principal change is as follows:

Resignation Policy

The Amendment implements a resignation policy applicable when a nominee for director receives a greater number of “withhold” votes than “for” votes in an uncontested election and requires such a nominee to tender his or her resignation to the Board promptly following the election. The Board would thereafter consider the resignation and would either accept or reject the resignation after considering any information the Board deems appropriate. Under the policy, the Board must disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so.

The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1

Third Amended and Restated Bylaws of the Company dated as of April 22, 2010 (previously filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on August 5, 2010, Commission File No. 000-19969, and incorporated herein by reference.)

3.2

First Amendment to the Third Amended and Restated Bylaws of the Company dated as of October 25, 2013 (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on October 31, 2013, Commission File No. 000-19969, and incorporated herein by reference).

3.3	Second Amendment to the Third Amended and Restated Bylaws of the Company dated as of January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date: January 29, 2014	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary